[Stock Certificate Border Graphics]

       Number                                 Shares

    [No. of Cert]                     [No. of Shares]

                  WORLD-WIDE CLASSICS, INC.
     Incorporated Under the Laws of the State of Delaware
     50,000,000 Common Shares Authorized, $001 Par Value

THIS CERTIFIES THAT    [Name of Shareholder]

IS THE RECORD HOLDER OF   [Number of Shares]

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this----- day of ------------- A.D. -----.


                                       - - - - - - - - - - -
                                          President

                [Graphic of Corporate Seal]

[Border Graphics]